UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2012

Olympic Steel, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	0-23320	34-1245650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5096 Richmond Road

Bedford Heights, Ohio 44146

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (216) 292-3800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 16, 2012, Olympic Steel, Inc. (“Olympic” or the “Company”) and certain of its wholly-owned domestic direct and indirect subsidiaries (collectively with the Company, the “Borrowers”) entered into Amendment No. 1 to Amended and Restated Loan and Security Agreement (the “Amendment”), which amends that certain Amended and Restated Loan and Security Agreement, dated as of July 1, 2011 (the “Loan and Security Agreement”), with the lenders party thereto (the “Lenders”), and Bank of America, N.A., as Agent for the Lenders (the “Agent”).

The Amendment provides for, among other things: (i) a reduction in the applicable margin for loans under the Loan and Security Agreement; (ii) additional revolving commitments to the Borrowers in an aggregate principal amount of $50 million, which additional revolving commitments do not impact the Borrowers’ incremental facilities; and (iii) permits certain transactions among the Borrowers and Metales de Olympic, S. de R.L. de C.V., an indirect subsidiary of the Company.

The Lenders, the Agent and the other agents party to the Loan and Security Agreement (and each of their respective subsidiaries or affiliates) have in the past provided, and may in the future provide, investment banking, cash management, underwriting, lending, commercial banking, trust, leasing services, foreign exchange and other advisory services to, or engage in transactions with, the Company, its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Company or its subsidiaries or affiliates for such services.

The Amendment is filed herewith as Exhibit 4.23 to this Current Report on Form 8-K. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 in this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.23	Amendment No. 1 to Amended and Restated Loan and Security Agreement, dated as of March 16, 2012, by and among Olympic Steel, Inc., Olympic Steel Lafayette, Inc., Olympic Steel Minneapolis, Inc., Olympic Steel Iowa, Inc., Oly Steel Welding, Inc., Oly Steel NC, Inc., Tinsley Group-PS&W, Inc., IS Acquisition, Inc., Chicago Tube and Iron Company, the Lenders party thereto, and Bank of America, N.A., as Agent for the Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLYMPIC STEEL, INC.

By:	/s/ Richard T. Marabito
Richard T. Marabito
Chief Financial Officer & Treasurer

Date: March 21, 2012

EXHIBIT INDEX

Exhibit No.	Description

4.23	Amendment No. 1 to Amended and Restated Loan and Security Agreement, dated as of March 16, 2012, by and among Olympic Steel, Inc., Olympic Steel Lafayette, Inc., Olympic Steel Minneapolis, Inc., Olympic Steel Iowa, Inc., Oly Steel Welding, Inc., Oly Steel NC, Inc., Tinsley Group-PS&W, Inc., IS Acquisition, Inc., Chicago Tube and Iron Company, the Lenders party thereto, and Bank of America, N.A., as Agent for the Lenders.

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